UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 16, 2015

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1	Press Release of Registrant dated November 17, 2015

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2015, Yoram Bronicki informed the board of directors of Ormat Technologies, Inc. (the “Company”) that he is resigning from his position as a director on the Company’s Board of Directors and as Chairman of the Board of Directors, effective immediately.

(d)(1) The Board of Directors appointed Stanley Stern as director to fill the vacancy on the Board of Directors and current director Gillon Beck as Chairman, with both such appointments effective upon Yoram Bronicki’s resignation.

(d)(2) Stanley Stern was nominated by certain of the Company’s shareholders pursuant to an Amended and Restated Shareholder Rights Agreement dated November 10, 2014 (the “BIL FIMI Shareholders Agreement”) among Bronicki Investments Ltd., an Israeli company (“BIL”), FIMI ENRG, an Israeli limited partnership and FIMI ENRG, L.P. a Delaware limited partnership (collectively “FIMI”). BIL is controlled by certain members of Yoram Bronicki’s family. As noted above, Yoram Bronicki will resign as a director of the Company and as Chairman, effective immediately. Gillon Beck will serve as new Chairman. The Company is not a party to the BIL FIMI Shareholders Agreement.

The BIL FIMI Shareholders Agreement provides, among other things, that to the maximum extent permitted by applicable law and subject to applicable fiduciary duties, BIL and FIMI will use their reasonable efforts to cause a certain number of designees of BIL and FIMI, based on their respective shareholdings in the Company from time to time, to be elected or appointed to the boards of directors of the Company and its active subsidiaries. Stanley Stern was designated by FIMI under the BIL FIMI Shareholders Agreement and evaluated by the Company’s Nominating and Corporate Governance Committee and disinterested directors.

The BIL FIMI Shareholders Agreement also provides, among other things, that, subject to any applicable law, as of the date on which either of BIL’s or FIMI’s respective shareholdings in the Company fall below a certain threshold, all decisions as to the identity of the Company’s Chairman of the Board and CEO shall be made by the Company’s Board of Directors without any undertaking by BIL and FIMI.

(d)(3) [Not applicable.]

(d)(4) Not applicable.

(d)(5) Stanley Stern will be entitled to the compensation arrangements granted to non-employee directors of the Company, which are described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2015, under the heading “Director Compensation.” That description is incorporated by reference into this report. Additionally, the Company is expected to enter into an indemnification agreement with Stanley Stern, pursuant to which the Company will agree to indemnify him under certain circumstances for acts or omissions in connection with his service on the Board.

A copy of the press release announcing the director resignation and appointment is furnished as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Ormat Technologies, Inc. dated November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Isaac Angel
	Name:	Isaac Angel
	Title:	Chief Executive Officer

Date: November 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ormat Technologies, Inc. dated November 17, 2015